                                                                   EXHIBIT 10.26





                                                                  APPROVED BY:
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                                                         ORC#         INITIALS
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                                                         AMENDED AND RESTATED*
                                                        PRIMARY ORC #:
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[NBD LOGO] MASTER DEMAND BUSINESS LOAN NOTE

Due on Demand                                                 $10,000,000

No.                                              Date: December    , 1998
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PROMISE TO PAY. For value received, the undersigned (collectively, the "Borrower") promises to pay ON DEMAND TO NBD BANK (the "Bank"), or order, at any office of the Bank in the State of Michigan, the sum of TEN MILLION DOLLARS ($10,000,000), or such lesser sum as is indicated on Bank records, plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of:

         1% per annum above the rate announced from time to time by the Bank as its "prime" rate (the "Note Rate"), which rate may not be the lowest rate charged by the Bank to any of its customers, until default or until maturity, whether by default, demand, acceleration or otherwise, and at the rate of 3% per annum above the Note Rate after maturity or default. Each change in the "prime" rate will immediately change the Note Rate.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

Interest will be computed on the unpaid principal balance from the date of each borrowing.

The Borrower will pay this sum on demand. Until demand, the Borrower will pay consecutive monthly installments of interest only commencing December __, 1998.

LATE FEE. If any payment is not received by the Bank within fifteen days after its due date, the Bank may assess and the Borrower agrees to pay a late fee equal to the lesser of five percent of the past due amount or $500.

MASTER DEMAND NOTE. The Bank has authorized a discretionary credit facility to the Borrower in a principal amount not to exceed the face amount of this note. The credit facility is in the form of loans made from time to time by the Bank to the Borrower at the Bank's sole discretion. This note evidences the Borrower's obligation to repay those loans. The aggregate principal amount of debt evidenced by this note shall be the amount reflected from time to time in the records of the Bank but shall not exceed the face amount of this note. The Borrower acknowledges and agrees that no provision of this note and no course of dealing by the Bank shall commit the Bank to make loans to the Borrower and that notwithstanding any provision of this note or any other instrument or document, all loans evidenced by this note are due and payable on demand, which may be made by the Bank at any time, whether or not any event of acceleration then exists.

CREDIT AGREEMENT. This note evidences a debt under the terms of an Amended and Restated Revolving Credit and Loan Agreement between the Bank, Integral Vision, Ltd. and the Borrower dated July 31, 1998, as amended by an Amendment and Forbearance Agreement of approximate even date herewith (the "Forbearance Agreement").

SECURITY. To secure the payment of this note and any other present or future liability of the Borrower, whether several, joint, or joint and several, the Borrower pledges and grants to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

1. All securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity);
2. All property or securities declared or acknowledged to constitute security for any past, present or future liability of the Borrower to the Bank;
3.       All balances of deposit accounts of the Borrower with the Bank;
4. The following additional property: Among other things, (a) all of Medar, Inc.'s present and future accounts, chattel paper, general intangibles, inventory, equipment, fixtures, documents, and instruments and all products and proceeds of the foregoing, as more fully described in the General Security Agreement dated March 29, 1996 (as amended and with all supplements thereto) and in the Collateral Assignment of Proprietary Rights and Security Agreement dated July 15, 1997 (as amended and with all supplements thereto), all as amended by the Forbearance Agreement; (b) a Future Advance Mortgage dated October 31, 1995 on the premises located at 24755 Crestview Court, Farmington Hills, Michigan, as recorded in Liber 15799, Page 151 of the Oakland County Records (as may be amended or as may be further amended, including, but not limited to, by the First Amendment to Mortgage dated the approximate even date herewith, and with all supplements thereto); and (c) the Amended and Restated Mortgage and Security Agreement dated June 29, 1993 on the premises located at 38700 Grand River, Farmington Hills, Michigan, as recorded in Liber 13885, Page 040, of the Oakland County Records (as may be amended and as may be further amended, including, but not limited to, by the First Amendment to Amended and Restated Mortgage and Security Agreement of approximate even date herewith and with all supplements thereto).

BANK'S RIGHT TO SETOFF. The Bank shall have the right at any time to apply its own debt or liability to the Borrower or to any other party liable on this note in whole or partial payment of this note or other present or future liabilities, without any requirement of mutual maturity.

REPRESENTATIONS BY BORROWER. Each Borrower represents: (a) that the execution and delivery of this note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this note is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, other than a natural person, further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) that the execution and delivery of this note and the performance of the obligations it imposes (i) are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by laws, or any partnership, operating or other agreement governing its affairs.

EVENTS OF DEFAULT/ACCELERATION. If any of the following events occurs, this note shall be due immediately without notice at the Bank's option whether or not the Bank has made demand.

1. The Borrower or any guarantor of this note ("Guarantor") fails to pay when due any amount payable under this note or under any agreement or instrument evidencing debt to any creditor;
2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this note) such that the creditor declares the debt due before its maturity;
3. There is a default under the terms of any loan agreement, mortgage, security agreement, or any other document executed as part of the loan evidenced by this note, or any guaranty of the loan evidenced by this note becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty;
4. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower;
5. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due;
6. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;
7. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without the consent of the party against which the appointment is made and is not removed within 60 days after such appointment;
8. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of such proceedings;
9. The Borrower or any Guarantor, without the Bank's written consent, (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (d) leases, purchases or otherwise acquires a material part of the assets of any other corporation or business entity except in the ordinary course of business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower so long as the Borrower is the survivor);
10. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse;
11.      The Bank in good faith deems itself insecure.

REMEDIES. If this note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

WAIVER. Each endorser and any other party liable on this note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this note. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

MISCELLANEOUS. The Borrower, if more than one, shall be jointly and severally liable, and the term "Borrower" shall mean any one or more of them. This note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns. Any reference to the Bank shall include any holder of this note. This note is delivered in the State of Michigan and governed by Michigan law. Section headings are for convenience of reference only and shall not affect the interpretation of this note.

WAIVER OF JURY TRIAL. The Bank and the Borrower knowingly and voluntarily waive any right either of them have to a trial by jury in any proceeding (whether sounding in contract or tort) which is in any way connected with this or any related agreement, or the relationship established under them. This provision may only be modified in a written instrument executed by the Bank and the Borrower.



*This Amended and Restated Master Demand Business Loan Note (this "Note") is in substitution and exchange for a Revolving Note dated July 31, 1998, in the original principal amount of $10,000,000 (the "Original Note"). This Note shall not in any circumstances be deemed a novation or to have terminated, extinguished or discharged Borrower's obligations evidenced by the Original Note. This Note is issued pursuant to the Forbearance Agreement. Any Default, Unmatured Default, default or Event of Acceleration under the Forbearance Agreement or any document or instrument executed in connection herewith shall be an Event of Default under this Note.


ADDRESS:                                    BORROWER:

38700 Grand River                           Medar, Inc.
Farmington Hills, MI  48335

                                            By:
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38700 Grand River                           Integral Vision, Ltd.
Farmington Hills, MI  48335

                                            By:
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